Exhibit 4.8
FIFTH SUPPLEMENTAL INDENTURE
Dated as of July 23, 2009
to
INDENTURE
Dated as of April 12, 2006
among
BASIC ENERGY SERVICES, INC.
as Issuer,
The GUARANTORS named therein
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

7.125% Senior Notes due 2016, Series A
7.125% Senior Notes due 2016, Series B

FIFTH SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 23, 2009, among Basic Energy Services, Inc. (or its successor), a Delaware corporation (the “Issuer”), Permian Plaza, LLC, a Texas limited liability company (“Permian Plaza” or the “New Guarantor”), an indirect subsidiary of the Issuer, the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and The Bank of New York Mellon Trust Company, N.A., formerly The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Issuer and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of April 12, 2006, providing for the issuance of certain 7.125% Senior Notes due 2016 (the “Notes”) by the Issuer;
     WHEREAS under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Existing Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.
     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     5. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.
     6. Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.
     7. Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following pages]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

BASIC ENERGY SERVICES, INC.

By:	/s/ Kenneth V. Huseman

Name: Kenneth V. Huseman
Title: President and Chief Executive Officer

NEW GUARANTOR:

PERMIAN PLAZA, LLC

By:	/s/ Kenneth V. Huseman

Name: Kenneth V. Huseman
Title: President

EXISTING GUARANTORS:

BASIC ENERGY SERVICES GP, LLC
	By:	BASIC ENERGY SERVICES, INC., its sole Member
BASIC ENERGY SERVICES, L.P.
	By:	BASIC ENERGY SERVICES GP, LLC, its General Partner
	By:	BASIC ENERGY SERVICES, INC., its sole Member
BASIC ESA, INC.
BASIC MARINE SERVICES, INC.
FIRST ENERGY SERVICES COMPANY
LEBUS OIL FIELD SERVICE CO.
OILWELL FRACTURING SERVICES, INC.
GLOBE WELL SERVICE, INC.
SCH DISPOSAL, L.L.C.
JS ACQUISITION LLC
ACID SERVICES, LLC
JETSTAR ENERGY SERVICES, INC.
JETSTAR HOLDINGS, INC.
SLEDGE DRILLING CORP.
CHAPARRAL SERVICE, INC.
HENNESSEY RENTAL TOOLS, INC.
WILDHORSE SERVICES, INC.
XTERRA FISHING AND RENTAL TOOLS CO.

By:		/s/ Kenneth V. Huseman

Name: Kenneth V. Huseman
Title: President

BASIC ENERGY SERVICES LP, LLC

By:		/s/ Jerry Tufly

Name: Jerry Tufly
Title: President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Rafael Martinez

Name: Rafael Martinez
Title: Assistant Treasurer